Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 26, 2017
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, July 26, 2017 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2017.

Second Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.30 per share

•	Funds from operations (“FFO”) available to common stockholders and unitholders of $0.87 per share

•	Revenues of $180.6 million

•	In May, the company’s regular quarterly cash dividend was increased to an annualized rate of $1.70 per share, a 13.3% increase from the previous annualized dividend rate of $1.50 per share

Stabilized Portfolio

•	Stabilized portfolio was 93.9% occupied and 96.0% leased at June 30, 2017

•	Signed approximately 490,000 square feet of new or renewing leases

Development

•	In June, commenced construction of 333 Dexter, an approximate $380.0 million, 650,000 square-foot office project in the South Lake Union submarket of Seattle

Recent Developments

•	In July, provided notice to redeem all 4,000,000 outstanding shares of the company’s 6.375% Series H preferred stock callable on August 15, 2017 at par value of $25.00 per share

•
In July, Kilroy Realty, L.P., the company’s operating partnership, amended and restated its unsecured revolving credit facility and term loan facility (together, the “Facility”).  Among other things, the amendment and restatement increased the size of the revolving credit facility from $600.0 million to

$750.0 million, maintained the size of the term loan facility of $150.0 million, reduced the borrowing costs and extended the maturity date of the Facility to July 2022.  The term loan facility features two six-month delay draw options and the Facility was undrawn at closing, including the $150.0 million term loan, which was repaid in full at closing with available cash.  Concurrently with the closing of the Facility, Kilroy Realty, L.P. repaid its $39.0 million unsecured term loan with available cash

Results for the Quarter Ended June 30, 2017
For the second quarter ended June 30, 2017, KRC reported net income available to common stockholders of $29.8 million, or $0.30 per share, compared to $29.5 million, or $0.31 per share, in the second quarter of 2016. FFO in the 2017 second quarter was $88.8 million, or $0.87 per share, compared to $82.7 million, or $0.86 per share, in the year-earlier quarter. Revenues in the period totaled $180.6 million, compared to $160.1 million in the prior year’s second quarter.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At June 30, 2017, KRC’s stabilized portfolio totaled approximately 14.4 million square feet of office space and 200 residential units located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle. During the second quarter, the company signed new or renewing leases in the office portfolio totaling 490,000 square feet of space. At quarter-end, the office portfolio was 93.9% occupied and 96.0% leased, compared to occupancy of 96.0% at December 31, 2016 and 95.5% at June 30, 2016. KRC’s 200-unit residential tower was 77.0% occupied and 82.0% leased at June 30, 2017.

Real Estate Development Activity
During the second quarter, KRC initiated construction of a two-building, 650,000 square-foot office project at 333 Dexter in the South Lake Union submarket of Seattle. The total investment for the project is estimated to be approximately $380.0 million, and is scheduled for completion in the third quarter of 2019. With the addition of 333 Dexter, KRC now has four projects currently under construction, including The Exchange on 16th and 100 Hooper, both located in San Francisco, and phase one of One Paseo, the company’s mixed-used project located in the Del Mar submarket of San Diego. The four projects total approximately 1.8 million square feet of office and PDR space, 237 residential units and 96,000 square feet of retail space, and represent a total estimated investment of approximately $1.4 billion.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company has updated its guidance range of NAREIT-defined FFO per share - diluted for the full year 2017 to $3.35 - $3.45 per share with a midpoint of $3.40 per share, reflecting the impact of the write-off of the original issuance costs in connection with the redemption of the Series H Preferred Stock, timing of dispositions activity and overhead costs. The company’s guidance estimates for the full year 2017, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include any estimates of possible future gains or losses or the impact on operating results from possible future dispositions since any potential future disposition transactions will ultimately depend on market conditions and other factors, including but not limited to the company’s capital needs and its ability to defer some or all of the taxable gain on the sales. Moreover, the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2017 during the company’s July 27, 2017 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-audioarchives. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 777-2509. International callers should dial (412) 317-5413. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10110452. A replay of the conference call will be available via telephone on July 27, 2017 through August 3, 2017 by dialing (877) 344-7529 and entering passcode 10110452. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-audioarchives.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At June 30, 2017, the company’s stabilized portfolio totaled approximately 14.4 million square feet of office space and 200 residential units located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle. In addition, KRC had four projects totaling approximately 1.8 million square feet of office space, 237 residential units and 96,000 square feet of retail space under construction.

The company is recognized by GRESB as the North American leader in sustainability and was ranked first among 178 North American participants across all asset types. At the end of the second quarter, the company’s stabilized portfolio was 52% LEED certified and 71% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$180,598	$160,133	$359,906	$305,579

Net income available to common stockholders (1)	$29,833	$29,535	$56,162	$200,530

Weighted average common shares outstanding – basic	98,275	92,210	97,834	92,217
Weighted average common shares outstanding – diluted	98,827	92,825	98,427	92,784

Net income available to common stockholders per share – basic (1)	$0.30	$0.32	$0.56	$2.17
Net income available to common stockholders per share – diluted (1)	$0.30	$0.31	$0.56	$2.15

Funds From Operations (1)(2)(3)	$88,767	$82,722	$170,701	$160,915

Weighted average common shares/units outstanding – basic (4)	101,551	95,966	101,219	95,642
Weighted average common shares/units outstanding – diluted (5)	102,103	96,581	101,812	96,209

Funds From Operations per common share/unit – basic (3)	$0.87	$0.86	$1.69	$1.68
Funds From Operations per common share/unit – diluted (3)	$0.87	$0.86	$1.68	$1.67

Common shares outstanding at end of period			98,351	92,255
Common partnership units outstanding at end of period			2,077	2,631
Total common shares and units outstanding at end of period			100,428	94,886

			June 30, 2017	June 30, 2016
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			91.2%	94.2%
Orange County			94.7%	97.8%
San Diego County			93.5%	89.0%
San Francisco Bay Area			95.1%	98.7%
Greater Seattle			97.0%	98.1%
Weighted average total			93.9%	95.5%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			4,181	3,619
Orange County			272	272
San Diego County			2,718	2,711
San Francisco Bay Area			5,158	4,992
Greater Seattle			2,066	2,066
Total			14,395	13,660
________________________

(1)
Net income available to common stockholders for the six months ended June 30, 2017 and 2016 includes gains on sales of depreciable operating properties of $2.3 million and $146.0 million, respectively. Net income available to common stockholders and Funds From Operations for the three and six months ended June 30, 2016 includes a loss on sale of land of $0.3 million.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2016 include the office properties that were sold subsequent to June 30, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,108,971	$1,108,971
Buildings and improvements	4,983,638	4,938,250
Undeveloped land and construction in progress	1,183,618	1,013,533
Total real estate assets held for investment	7,276,227	7,060,754
Accumulated depreciation and amortization	(1,234,079)	(1,139,853)
Total real estate assets held for investment, net	6,042,148	5,920,901

Real estate assets and other assets held for sale, net	—	9,417
Cash and cash equivalents	387,616	193,418
Restricted cash	8,249	56,711
Marketable securities	16,010	14,773
Current receivables, net	13,703	13,460
Deferred rent receivables, net	233,427	218,977
Deferred leasing costs and acquisition-related intangible assets, net	195,320	208,368
Prepaid expenses and other assets, net	98,894	70,608
TOTAL ASSETS	$6,995,367	$6,706,633

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$467,758	$472,772
Unsecured debt, net	2,097,083	1,847,351
Accounts payable, accrued expenses and other liabilities	219,483	202,391
Accrued dividends and distributions	44,105	222,306
Deferred revenue and acquisition-related intangible liabilities, net	148,729	150,360
Rents received in advance and tenant security deposits	55,738	52,080
Liabilities and deferred revenue of real estate assets held for sale	—	56
Total liabilities	3,032,896	2,947,316

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	984	932
Additional paid-in capital	3,792,028	3,457,649
Distributions in excess of earnings	(132,799)	(107,997)
Total stockholders’ equity	3,756,469	3,542,995
Noncontrolling Interests
Common units of the Operating Partnership	77,296	85,590
Noncontrolling interests in consolidated property partnerships	128,706	130,732
Total noncontrolling interests	206,002	216,322
Total equity	3,962,471	3,759,317
TOTAL LIABILITIES AND EQUITY	$6,995,367	$6,706,633

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES
Rental income	$158,925	$143,653	$315,573	$277,408
Tenant reimbursements	19,267	16,138	38,563	27,542
Other property income	2,406	342	5,770	629
Total revenues	180,598	160,133	359,906	305,579

EXPENSES
Property expenses	33,304	29,221	64,545	55,186
Real estate taxes	16,543	13,845	34,507	24,877
Provision for bad debts	409	—	1,707	—
Ground leases	1,547	768	3,189	1,597
General and administrative expenses	14,303	13,979	29,236	27,416
Acquisition-related expenses	—	714	—	776
Depreciation and amortization	62,251	53,346	123,170	103,786
Total expenses	128,357	111,873	256,354	213,638

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,038	311	2,103	582
Interest expense	(17,973)	(14,384)	(35,325)	(26,213)
Total other (expenses) income	(16,935)	(14,073)	(33,222)	(25,631)

INCOME FROM OPERATIONS BEFORE GAINS (LOSS) ON SALES OF REAL ESTATE	35,306	34,187	70,330	66,310
Net loss on sale of land	—	(295)	—	(295)
Gains on sale of depreciable operating properties	—	—	2,257	145,990
NET INCOME	35,306	33,892	72,587	212,005

Net income attributable to noncontrolling common units of the Operating Partnership	(616)	(829)	(1,239)	(4,439)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,242)	(216)	(6,375)	(411)
Total income attributable to noncontrolling interests	(3,858)	(1,045)	(7,614)	(4,850)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	31,448	32,847	64,973	207,155

Preferred dividends	(1,615)	(3,312)	(4,966)	(6,625)
Original issuance costs of redeemed preferred stock	—	—	(3,845)	—
Total preferred dividends	(1,615)	(3,312)	(8,811)	(6,625)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,833	$29,535	$56,162	$200,530

Weighted average common shares outstanding – basic	98,275	92,210	97,834	92,217
Weighted average common shares outstanding – diluted	98,827	92,825	98,427	92,784

Net income available to common stockholders per share – basic	$0.30	$0.32	$0.56	$2.17
Net income available to common stockholders per share – diluted	$0.30	$0.31	$0.56	$2.15

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income available to common stockholders	$29,833	$29,535	$56,162	$200,530
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	616	829	1,239	4,439
Net income attributable to noncontrolling interests in consolidated property partnerships	3,242	216	6,375	411
Depreciation and amortization of real estate assets	61,000	52,463	120,734	102,127
Gains on sales of depreciable real estate	—	—	(2,257)	(145,990)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,924)	(321)	(11,552)	(602)
Funds From Operations(1)(2)(3)	$88,767	$82,722	$170,701	$160,915

Weighted average common shares/units outstanding – basic (4)	101,551	95,966	101,219	95,642
Weighted average common shares/units outstanding – diluted (5)	102,103	96,581	101,812	96,209

Funds From Operations per common share/unit – basic (2)	$0.87	$0.86	$1.69	$1.68
Funds From Operations per common share/unit – diluted (2)	$0.87	$0.86	$1.68	$1.67
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.5 million and $3.2 million for the three months ended June 30, 2017 and 2016, respectively, and $8.2 million and $6.1 million for the six months ended June 30, 2017 and 2016, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS / FFO GUIDANCE AND OUTLOOK
(unaudited, in thousands, except per share data)

	Full Year Range at June 30, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.15	$1.25

Weighted average common shares outstanding - diluted(1)	100,000	100,000

Net income available to common stockholders	$115,000	$125,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,500	2,900
Net income attributable to noncontrolling interests in consolidated property partnerships	12,500	14,500
Depreciation and amortization of real estate assets	235,500	235,500
Gains on sales of depreciable real estate	(2,300)	(2,300)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(22,000)	(24,000)
Funds From Operations(2)(3)	$341,200	$351,600

Weighted average common shares/units outstanding – diluted (3)	102,000	102,000

Funds From Operations per common share/unit – diluted (2)(3)	$3.35	$3.45
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See management statement for FFO on previous page.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding.